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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CASH SYSTEMS, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                                                 87-0398535
------------------------                                  ----------------------
 (State or Other Juris-                                      (I.R.S. Employer
diction of Incorporation                                  Identification Number)
   or Organization)


                       3201 West County Road 42, Suite 106
                           Burnsville, Minnesota 55306
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 Craig K. Potts
                             Chief Executive Officer
                       3201 West County Road 42, Suite 106
                           Burnsville, Minnesota 55306
                                 (952) 895-8399
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                              Jeffrey C. Erb, Esq.
                            Fredrikson & Byron, P.A.
                       200 South Sixth Street, Suite 4000
                        Minneapolis, Minnesota 55402-1425



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                                             PROPOSED
                                                  PROPOSED MAXIMUM            MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Options to Purchase         Indefinite                $0.00                  $0.00                 $ 0.00
Common Stock under the
2001 Stock Option Plan

 Common Stock issuable
   upon exercise of        1,500,000 shares             $7.18               $10,770,000             $1,364.56
 options granted under
 the 2001 Stock Option
         Plan

                                                                                                    $1,364.56
        TOTAL:             1,500,000 shares             $7.18               $10,770,000
======================== ====================== ====================== ====================== ======================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on December 6, 2004.


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     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 2001 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-105453 are incorporated herein by reference.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville and State of Minnesota, on the 30th day of November, 2004.


                                             CASH SYSTEMS, INC.
                                             (the "Registrant")



                                             By  /s/ Craig K. Potts
                                                 -------------------------------
                                                 Craig K. Potts, Chief Executive
                                                   Officer and President



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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Craig K. Potts and Christopher D. Larson his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his/her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Cash Systems, Inc. relating to the Company's 2001 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                                             Date
         ---------                                   -----                                             ----

   /s/ Craig K. Potts                      Chief Executive Officer, President and              November 30, 2004
-----------------------------------------  Director (principal executive officer)
          Craig K. Potts


   /s/ Christopher D. Larson               Chief Financial Officer and Director                November 30, 2004
-----------------------------------------  (principal financial officer)
          Christopher D. Larson


   /s/ Patrick R. Cruzen                                                                       November 30, 2004
-----------------------------------------
          Patrick R. Cruzen                Director


   /s/ Gordon T. Graves                                                                        November 30, 2004
-----------------------------------------
          Gordon T. Graves                 Director




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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                               CASH SYSTEMS, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description
-------           -------------------

5                 Opinion and Consent of Counsel re securities under the Plan
23.1              Consent of Counsel (See Exhibit 5)
23.2              Consent of Independent Registered Public Accounting Firm
24                Power of Attorney (See Signature Page)





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